EXHIBIT 23





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Viacom Inc. of our report dated February 9, 2004 relating to the financial statements and financial statement schedule, which appears in Viacom Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.



/s/ PricewaterhouseCoopers LLP

New York, New York
June 28, 2004